UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2008

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6350

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 23, 2008, Northwest Pipe Company (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2008. The press release contains forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The press release issued April 23, 2008 is furnished herewith as Exhibit No. 99.1 to this Report, and shall not be deemed filed for purposes of Section 18 of the Exchange Act.

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

On April 22, 2008, the Company and Stephanie J. Welty, the Company’s Senior Vice President, Chief Financial Officer and Corporate Secretary entered into a Change in Control Agreement (the “Agreement”). The Agreement is for a term ending July 19, 2009, provided that on that date and each anniversary thereafter, the term of the Agreement will be automatically extended by one additional year unless either party gives 90 days prior written notice that the term of the Agreement will not be so extended. If a “Change in Control” (as defined in the Agreement) occurs during the term of the Agreement, the Agreement will continue in effect until two years after the Change in Control.

If Ms. Welty’s employment with the Company is terminated within two years after a Change in Control either by the Company without “Cause” (as defined in the Agreement) or by Ms. Welty for “Good Reason” (as defined in the Agreement), Ms. Welty will be entitled to receive her full base salary through the date of termination and any benefits or awards (both cash and stock) that have been earned or are payable through the date of termination plus (i) a lump sum payment equal to two year’s base salary and (ii) an amount equal to two times the average cash bonuses paid to Ms. Welty during the previous three years. In addition, Ms. Welty would be entitled to the continuation of health and insurance benefits for certain periods, and all outstanding unvested stock options would immediately become fully vested. In the event that the payment made to Ms. Welty would be deemed to be a “parachute payment” under the Internal Revenue Code of 1986, she may choose to accept payment of a reduced amount that would not be deemed to be a “parachute payment.”

If Ms. Welty’s employment with the Company is terminated within two years after a Change in Control either by the Company for Cause or as a result of her disability or death, Ms. Welty will be entitled to receive her full base salary through the date of termination plus any benefits or awards (both cash and stock) that have been earned or are payable through the date of termination.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement , a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1    Change in Control Agreement dated April 22, 2008 between Northwest Pipe Company and Stephanie J. Welty

99.1    Press Release issued by Northwest Pipe Company dated April 23, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on April 23, 2008.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ Stephanie J. Welty
Stephanie J. Welty, Senior Vice
President and Chief Financial Officer